MINERAL ASSETS OPTION AGREEMENT

Among each of:

GARESTE LIMITADA, TWAINE ASSETS SA, AGOSTO CORPORATION LIMITED, YU CUI, ZHAO HENG, YE BIN, SUN SUZHUAN, AND CHEN ZOU

And:

ZORO MINING CORP.

Zoro Mining Corp.
Suite 1010, 789 West Pender Street, Vancouver, British Columbia, Canada, V6C 1H2

--  Mineral Assets Option Agreement  --
--  Zoro Mining Corp.  --

MINERAL ASSETS OPTION AGREEMENT

THIS MINERAL ASSETS OPTION AGREEMENT is made and dated for reference effective as of the 23rd day of September, 2009 (the “Effective Date”).

AMONG EACH OF:

GARESTE LIMITADA, having an address for delivery and notice located at Van Buren 208, Copiapo, Chile

(“Gareste”);
OF THE FIRST PART

AND:

TWAINE ASSETS SA, having an address for delivery and notice located at Manfid SA, Via Pelli 13, Lugano 6901

(“Twaine”);
OF THE SECOND PART

AND:

AGOSTO CORPORATION LIMITED, having an address for delivery and notice located at Catherine E. Christopher Building
Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

(“Agosto”);
OF THE THIRD PART

AND:

YU CUI, having an address for delivery and notice located at 3 - 202, #4 Ruyang Road, Sifang District, Qingdao, Shandong, China

(“Cui”);
OF THE FOURTH PART

AND:

ZHAO HENG, having an address for delivery and notice located at #30 Congdian Yi Xiang, Chongwen District, Beijing, China

(“Heng”);
OF THE FIFTH PART

--  Mineral Assets Option Agreement  --
--  Zoro Mining Corp.  --

AND:

YE BIN, having an address for delivery and notice located at 6 - 403, 131 Shuanglong Nanli, Chaoyang District, Beijing, China

(“Bin”);
OF THE SIXTH PART

AND:

SUN SUZHUAN, having an address for delivery and notice located at 1 - 2- 403, #1 Maidao Road, Shinan District, Qingdao, Shandong, China

(“Suzhuan”);
OF THE SEVENTH PART

AND:

CHEN ZOU, having an address for delivery and notice located at 6-22th Floor, RenJi Tower, No.1 Zizhuyuan Road, Haidian District, Beijing, China

(“Suzhuan”);
OF THE EIGHTH PART

(Gareste, Twaine, Agosto, Cui, Heng, Bin, Suzhuan, and Chen being hereinafter singularly also referred to as an “Optionor” and collectively referred to as the “Optionors” as the context so requires);

AND:

ZORO MINING CORP., a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at 3040 North Campbell Ave. #110, Tucson, Arizona  85719

(the “Optionee”);
OF THE NINTH PART

(the Optionors and the Optionee being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.                      The Optionors, either directly or indirectly and through any of their wholly-owned and controlled holding companies, affiliates, associates or nominees, as the case may be, are the legal, beneficial and registered owners or are the nominees of the owners of certain mineral property interests which are named in aggregate, the Piedra Parada Salar Prospect that is located in Region III Chile and comprises approximately 2,900 hectares, and the Fritis Prospect that is located in Region III Chile and comprises approximately 2,300 hectares (collectively, the “Assets”), and which mineral property interests comprising the Assets are more particularly described in Schedule “A” which is attached hereto and which forms a material part hereof;

B.                      The Optionee is a reporting company incorporated under the laws of the State of Nevada, U.S.A., is in the business of seeking, acquiring and developing mineral resource property interests of merit and has its common shares listed for trading on the FINRA over-the-counter Bulletin Board;

C.                      As a consequence of various recent discussions and negotiations as between the Parties hereto, the Optionors have agreed to grant an exclusive option to the Optionee (the “Option”) to acquire an undivided 100% legal, beneficial and registerable interest in and to each of the mineral property interests comprising the Assets; and

D.                      The Parties hereto have agreed to enter into this agreement (the “Agreement”) which formalizes and replaces, in its entirety, such recent discussions and negotiations, and which clarifies their respective duties and obligations in connection with the within granting by the Optionors to the Optionee of the Option to acquire an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets as a consequence thereof;

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

Article 1
DEFINITIONS, SCHEDULES AND INTERPRETATION

1.1                      Definitions.   For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)	“Agreement” means this Mineral Assets Option Agreement as entered into between the Parties hereto, together with any amendments thereto and any Schedules as attached thereto;

(b)	“Arbitration Act” means the British Columbia Commercial Arbitration Act, R.S.B.C. 1996, as amended, as set forth in Article “14” hereinbelow;

(c)
“Assets” has the meaning ascribed to it in recital “A.” hereinabove; and which mineral property interests comprising the Assets are particularly described in Schedule “A” which is attached hereto together with any other claim or interests of the Parties hereto which are incorporated into the Assets by the terms of this Agreement, specifically including the rights of the Optionors under the Lithium Materials Agreement described in Article 3.2 (c) below;

(d)
“Assets Documentation” means any and all technical records and other factual engineering data and information relating to the mineral property interests comprising the Assets and including, without limitation, all plans, maps, agreements and records which are in the possession or control of any Party hereto;

(e)
“Assets Rights” means all mineral licenses and all prioritized and protocoled applications for exploration licenses, permits, easements, rights-of-way, certificates, exclusive prospecting orders and other approvals obtained by either of the Parties either before or after the Effective Date of this Agreement and necessary for the exploration and development of any of the mineral property interests comprising the Assets;

(f)
“Closing” has the meaning ascribed to it in section “6.1” hereinbelow and includes, without limitation, the closing of each of the transactions contemplated hereby which shall occur after the conditions precedent set out in Article “5” hereinbelow have been satisfied in their entirety;

(g)	“Closing Date” has the meaning ascribed to it in section “6.1” hereinbelow;

(h)	“Confidential Information” has the meaning ascribed to it in section “12.1” hereinbelow;

(i)	“Consultants” has the meaning ascribed to it in section “2.2” hereinbelow;

(j)	“Consulting Arrangements” has the meaning ascribed to it in section “2.2” hereinbelow;

(k)	“Defaulting Party” and “Non-Defaulting Party” have the meanings ascribed to them in section “15.1” hereinbelow;

(l)	“Disposing Party” has the meaning ascribed to it in section “8.3” hereinbelow;

(m)	“Effective Date” has the meaning ascribed to in on the front page of this Agreement;

(n)
“Escrow Agent” means Lang Michener LLP, Lawyers – Patent & Trade Mark Agents, or such other mutually agreeable escrow agent as may be selected by the Parties hereto either prior to or after the Effective Date and who agrees to be bound by the terms and conditions of this Agreement;

(o)	“Holding” has the meaning ascribed to it in section “8.3” hereinbelow;

(p)	“Indemnified Parties” and “Indemnified Party” have the meanings ascribed to them in section “16.1” hereinbelow;

(q)	“mortgage” has the meaning ascribed to it in section “8.1” hereinbelow;

(r)	“Option” has the meaning ascribed to it in section “2.1” hereinbelow as effected in the manner as set forth in Article “2” hereinbelow;

(s)	“Option Period” has the meaning ascribed to it in section “2.1” hereinbelow;

(t)
“Optionee” means Zoro Mining Corp., a company incorporated pursuant to the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(u)	“Optionor” means, individually and/or collectively, as the case may be, each of Gareste, Twaine, Agosto, Cui, Heng, Bin, Suzhuan, and Chen.

(v)	“Party” or “Parties” means the Optionor and/or the Optionee hereto, together with their respective successors and permitted assigns as the context so requires;

(w)
“person” or “persons” means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(x)	“Regulatory Approval” means the acceptance for filing of the transactions contemplated by this Agreement by the Regulatory Authorities;

(y)
“Regulatory Authorities” means such regulatory bodies and agencies who have jurisdiction over the affairs of any of the Parties hereto and including, without limitation, all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(z)	“Securities Act” means the United States Securities Act of 1933, as amended, together with any Rules and Regulations promulgated thereunder;

(aa)	“Shares” has the meaning ascribed to it in section “2.2” hereinbelow;

(ab)	“Subject Removal Date” has the meaning ascribed to it in section “5.1” hereinbelow;

(ac)
“subsidiary” means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or companies) are for the time being owned by or held for a company and/or any other company in like relation to the company, and includes any company in like relation to the subsidiary; and

(ad)	“Transfer Documents” has the meaning as set forth in section “7.2” hereinbelow.

1.2                      Schedule. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedule which is attached to this Agreement and which forms a material part hereof:

   Schedule                                                                Description

Schedule “A”:	Assets

1.3                      Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)	the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

(c)	any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(d)	words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
GRANT, MAINTENANCE, EXERCISE AND TERMINATION OF THE OPTION

2.1                      Grant of the Option.   Subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained in Articles “3” and “4” hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article “5” hereinbelow, the Optionors hereby agree to give and grant to the Optionee the sole and exclusive right and option to acquire an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets (again, the “Option”), subject only to the exclusions or reservations described herein, and, in order to maintain the Option in good standing and in full force and effect, the Optionee hereby agrees to exercise the Option on or before the Closing Date (as hereinafter defined) (and which period in time from the considerations provided for in accordance with section “2.2” hereinbelow.

2.2                      Consideration for and maintenance of the Option.   In order to keep the right and Option granted to the Optionee in respect of the Assets in good standing and in force and effect during the Option Period the Optionee shall be obligated to provide the following consideration to the Optionees in the following manner:

(a)
Shares Issuance From Treasury:  In contemplation of providing negotiated consideration to the Optionees for the Assets upon the exercise of the within Option and the proposed Closing of this Agreement, the Optionee will be required to issue from treasury, an aggregate of 19,400,000 restricted common shares (each a “Share”) to the order and direction of the Optionees as follows, based on each Optionee’s pro rata interest in the Assets:

       Optionee (and/or nominee(s))                       Proposed allocation of Shares

Gareste Limitada	7,770,000
Twaine Assets S	2,379,500
Agosto Corporation Limited	2,830,500
Yu Cui	1,300,000
Zhao Heng	1,400,000
Ye Bin	1,200,000
Sun Suzhuan	1,100,000
Chen Zou	1,420,000
Total	19,400,000

(b)
Maintenance payments:  pay, or cause to be paid, to or on the Optionors’ behalf as the Optionee may determine, in the Optionee’s sole and absolute discretion, all underlying option, regulatory and governmental payments and assessment work required to keep the mineral property interests comprising the Assets and any underlying option agreements respecting any of the mineral property interests comprising the Assets in good standing during the Option Period of this Agreement.

(c)
Grant of Royalty: Optionee agrees to grant to Gareste alone (and not to any of the other Optionors) a 2% Net Smelter Royalty on the proceeds of any production from each of the Piedra Parada and Fritis properties, capped at US$6 million per property, one-half of which at each property can be repurchased by Zoro at any time before the commencement of commercial production at that property, for the sum of US$2 million.

2.3                      Resale restrictions and legending of Share certificates.   The Optionors hereby acknowledge and agree that the Optionee does not make any representations as to any resale or other restriction affecting the Shares and that it is presently contemplated that the Shares will be issued by the Optionee to the Optionors from treasury in reliance upon the registration and prospectus exemptions contained in certain sections of the United States Securities Act of 1933 (the “Securities Act”) which will impose a trading restriction in the United States on the Shares for a period of at least 6 months from the Closing Date.  In addition, the Optionors hereby also acknowledge and agree that the within obligation of the Optionee to issue the Shares pursuant to section “2.2” hereinabove will be subject to the Optionee being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws in respect of each of the Optionors and the Shares, and that the Optionee shall be relieved of any obligation whatsoever to purchase the Assets and to issue Option Shares in respect of the Optionor where the Optionee reasonably determines that a suitable exemption is not available to it.

The Optionors hereby also acknowledge and understand that the Shares which the Optionors are acquiring have not been registered under the Securities Act or any state securities laws, and, furthermore, that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  The Optionors also acknowledge and understand that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the Regulatory Authorities:

“The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Act”), pursuant to registration under the Act or pursuant to an available exemption from registration.  In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Act.”.
or
“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution.  These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration.  The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions.”;

and the Optionors hereby consent to the Optionee making a notation on its records or giving instructions to any transfer agent of the Optionee in order to implement the restrictions on transfer set forth and described hereinabove.

The Optionors also acknowledge and understand that:

(a)	the Shares are restricted securities within the meaning of “Rule 144” promulgated under the Securities Act; and

(b)
the exemption from registration under Rule 144 will not be available in any event for at least six months from the date of the issuance of the Shares to the Optionors, and even then will not be available unless (i) a public trading market then exists for the common stock of the Optionee, (ii) adequate information concerning the Optionee is then available to the public and (iii) other terms and conditions of Rule 144 are complied with.

2.4                      Standstill provisions.   In consideration of the Optionee’s within agreement to purchase the Assets and to enter into the terms and conditions of this Agreement, the Optionors hereby undertakes for themselves, and for each of the Optionors’ respective agents and advisors, that they will not until the earlier of the Closing Date or the termination of this Agreement approach or consider any other potential purchasers, or make, invite, entertain or accept any offer or proposal for the proposed sale of any mineral property interests comprising the Assets or, for that matter, disclose any of the terms of this Agreement, without the Optionee’s prior written consent.  In this regard the Optionors hereby acknowledge that the foregoing restrictions are important to the business of the Optionee and that a breach by the Optionors of any of the covenants herein contained would result in irreparable harm and significant damage to the Optionee that would not be adequately compensated for by monetary award.  Accordingly, the Optionors hereby agree that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, the Optionors will also be liable to the Optionee, as liquidated damages, for an amount equal to the amount received and earned by any such Party as a result of and with respect to any such breach.  The Optionors also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, they agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances.

2.5                      Termination of the Option.   The Option shall terminate upon 90-calendar days’ prior written notice being first being provided by the Optionors to the Optionee:

(a)
if the Optionee fails to arrange for the completion of the issuance of the Shares to the order and direction of the Optionors in accordance with paragraph “2.2(a)” hereinabove during the Option Period and prior to the time period and the Closing Date as specified in paragraph “2.2(a)” hereinabove; or

(b)
if the Optionee fails to pay, or cause to be paid, to or on the Optionors’ behalf as the Optionee may determine, in the Optionee’s sole and absolute discretion, all underlying option, regulatory and governmental payments and assessment work required to keep the mineral property interests comprising the Assets and any underlying option agreements respecting any of the mineral property interests comprising the Assets in good standing in accordance with paragraph “2.2(c)” hereinabove.

2.6                      Termination by the Optionee of the Option.   Prior to the exercise of the Option the Optionee may terminate the Option by providing a notice of termination to the Optionors in writing of its desire to do so at least 30 calendar days prior to its decision to do so.  After such 30-calendar days’ period the Optionee shall have no further obligations, financial or otherwise, under this Agreement, except that the provisions of section “2.8” hereinbelow shall become immediately applicable to the Optionee upon providing the said notice of termination to the Optionors.

2.7                      No interest in the Assets upon termination of the Option.   If the Option is so terminated in accordance with either of sections “2.5” or “2.6” hereinabove the Optionee shall have no interest in and to any of the mineral property interests comprising the Assets, and any and all prior Share issuances, Consulting Arrangements and maintenance payments made, or caused to be made, or incurred by the Optionee to or on behalf of the Optionors or any of the mineral property interests comprising the Assets under this Agreement, shall then be non-refundable by the Optionors to the Optionee for which the Optionee shall have no recourse, and the provisions of section “2.8” hereinbelow shall become immediately applicable to the Optionee.

2.8                      Obligations on termination of the Option.   If the Option is terminated otherwise than upon the exercise thereof pursuant to this Article, then the Optionee shall:

(a)
leave in good standing for a period of at least 60 calendar days from the termination of the Option those mineral property interests comprising the Assets that are in good standing on the date thereof;

(b)
cause to be delivered to the Optionors the Transfer Documents and bills of sale in recordable form whereby the Optionee’s entire right, title and interest in and to the mineral property interests comprising the Assets has been transferred to the Optionors free and clear of all liens or charges arising from the Optionee’s activities on the mineral property interests comprising the Assets to the date thereof; and

(c)
deliver at no cost to the Optionors within 30 calendar days of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Optionee with respect to the mineral property interests comprising the Assets and not theretofore already furnished to the Optionors.

2.9                      Deemed exercise of the Option.   At such time as the Optionee has caused the completion of the Share issuances, entered into each of the Consulting Arrangements and made each of the required maintenance payments in accordance with section “2.2” hereinabove, within the Option Period and the time periods as specified in section “2.2”, then the Option shall be deemed to have been exercised by the Optionee, and the Optionee shall have thereby, in accordance with the terms and conditions of this Agreement and without any further act required on its behalf, acquired an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE OPTIONOR

3.1                      General representations, warranties and covenants by the Optionors.   In order to induce the Optionee to enter into and consummate this Agreement, the Optionors hereby, jointly and severally, represent to, warrant to and covenant with the Optionee, with the intent that the Optionee will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Optionors, after having made due inquiry:

(a)
each of the Optionors or in the alternative agents for the Optionors is/are qualified to do business in those jurisdictions where it is necessary to fulfill each of the Optionor’s obligations under this Agreement, and each of the Optionors has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b)	each of the Optionors has the requisite power, authority and capacity to fulfill the Optionor’s obligations under this Agreement;

(c)	the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action on each of the Optionor’s part;

(d)
this Agreement constitutes a legal, valid and binding obligation of each of the Optionors enforceable against the Optionors in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(e)
prior to the Subject Removal Date each of the Optionors will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by each of the Optionors who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which either the Optionors or any of the mineral property interests comprising the Assets may be subject;

(f)
except for Regulatory Approval of this Agreement by the appropriate Regulatory Authorities, there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(g)	the Optionors are not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Optionors are subject or which apply to the Optionors;

(h)
no proceedings are pending for, and the Optionors are unaware of, any basis for the institution of any proceedings leading to the placing of any of the Optionors in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(i)
the Optionors have not received, nor have the Optionors requested or do the Optionors require to receive, any offering memorandum or similar document describing the business and affairs of the Optionee in order to assist the Optionors in entering into this Agreement and in consummating the transactions contemplated herein;

(j)
except as otherwise provided for herein, the Optionors have not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder’s fee arising out of the transactions contemplated hereby;

(k)
the Optionors are not, nor until or at the Closing Date will the Optionors be, in breach of any provision or condition of, nor have the Optionors done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which either of the Optionors is a party, by which either of the Optionors is bound or from which any of the Optionors derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which any of the Optionors is subject, or any statute or regulation applicable to any of the Optionors, to an extent that, in the aggregate, has a material adverse affect on either of the Optionors or on any of the mineral property interests comprising the Assets;

(l)	each Optionor will give to the Optionee, within at least five calendar days prior to the Closing Date, by written notice, particulars of:

(i)
each occurrence within the Optionor’ knowledge after the Effective Date of this Agreement that, if it had occurred before the Effective Date, would have been contrary to any of the Optionor’s representations or warranties contained herein; and

(ii)	each occurrence or omission within the Optionor’s knowledge after the Effective Date that constitutes a breach of any of the Optionor’s covenants contained in this Agreement;

(m)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)
conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which any of the Optionors is subject, or constitute or result in a default under any agreement, contract or commitment to which any of the Optionors is a party;

(ii)	give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which any of the Optionors is a party;

(iii)
give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to any of the Optionors which is necessary or desirable in connection with the conduct and operations of each Optionor’s business and the ownership or leasing of each Optionor’s business assets; or

(iv)
constitute a default by any of the Optionors, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of any of the Optionors which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(n)
neither this Agreement nor any other document, certificate or statement furnished to the Optionee by or on behalf of the Optionors in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Optionee to enter into this Agreement; and

(o)
the Optionors are not aware of any fact or circumstance which has not been disclosed to the Optionee which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Optionee to enter into this Agreement.

3.2                      Representations, warranties and covenants by the Optionors respecting the Assets.   In order to induce the Optionee to enter into and consummate this Agreement, the Optionors hereby, jointly and severally, also represent to, warrant to and covenants with the Optionee, with the intent that the Optionee will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Optionors, after having made due inquiry:

(a)
the Optionors are the legal and beneficial owner of all of the mineral property interests comprising the Assets; the particulars of which mineral property interests comprising the Assets being more particularly described in Schedule “A” which is attached hereto;

(b)
the Optionors are authorized to hold the right to explore and develop each of the mineral property interests comprising the Assets and all Assets Rights held by the Optionors in and to the mineral property interests comprising the Assets;

(c)
the Optionors hold all of the mineral property interests comprising the Assets free and clear of all liens, charges and claims of others, excepting and excluding that certain Agreement for the extraction and exploitation of Lithium Materials between Gareste and South American Lithium Company S.A. Cerrada effective September 23, 2009, and referable to the Piedra Parada Salar prospect only (the “Lithium Materials Agreement”);

(d)
except for the Lithium Materials Agreement, no other person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Optionors of any interest in and to any of the mineral property interests comprising the Assets;

(e)	the mineral property interests comprising the Assets have been duly and validly located and recorded in a good and minerlike manner pursuant to applicable mining laws;

(f)
all permits and licenses covering the mineral property interests comprising the Assets have been duly and validly issued pursuant to applicable mining laws and are in good standing by the proper doing and filing of assessment work and the payment of all fees, taxes and rentals in accordance with the requirements of applicable mining laws and the performance of all other actions necessary in that regard;

(g)	where appropriate, the Optionors have insured the mineral property interests comprising the Assets against loss or damage on a replacement cost basis;

(h)
all conditions on and relating to the mineral property interests comprising the Assets and the operations conducted thereon by or on behalf of the Optionors are in compliance with all applicable laws, regulations or orders and including, without limitation, all laws relating to environmental matters, waste disposal and storage and reclamation;

(i)
there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the mineral property interests comprising the Assets and the conduct of the operations related thereto, nor have the Optionors received any notice of same;

(j)
there is no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Assets or which may impede the development of any of the mineral interests comprising the Assets, nor, to the best of the knowledge, information and belief of each of the Optionors, after having made due inquiry, is there any basis for any potential claim or challenge, and, to the best of the knowledge, information and belief of each of the Optionors, after having made due inquiry, no person has any royalty, net profits or other interests whatsoever in any production from any of the mineral property interests comprising the Assets;

(k)
there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Optionors), pending or threatened, which may affect, without limitation, the rights of any of the Optionors to transfer any interest in and to the mineral property interests comprising the Assets to the Optionee at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limitation, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting any of the mineral property interests comprising the Assets.  In addition, the Optionors are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(l)
the Optionors have delivered to the Optionee all Assets Documentation in the Optionors’ possession or control relating to the mineral property interests comprising the Assets together with copies of all permits, permit applications and applications for exploration and exploitation rights respecting any of the mineral property interests comprising the Assets;

(m)
the Optionors will also deliver, or caused to be delivered, to the Optionee as soon as conveniently possible after the Effective Date, however, prior to the Subject Removal Datea title opinion or opinions respecting the mineral property interests comprising the Assets, all as addressed to the Optionee and prepared in accordance with applicable rules and policies, together with such other documentation as the Optionee may require in order to seek and obtain Regulatory Approval for each of the transactions contemplated by this Agreement; and

(n)
the Optionors are not aware of any fact or circumstance which has not been disclosed to the Optionee which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Optionee to enter into this Agreement.

3.3                      Continuity of the representations, warranties and covenants by the Optionors.   The representations, warranties and covenants by the Optionors contained in this Article “3”, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time.  Notwithstanding any investigations or inquiries made by the Optionee or by the Optionee’s professional advisors prior to the Closing Date, or the waiver of any condition by the Optionee, the representations, warranties and covenants of the Optionors contained in this Article “3” shall survive the Closing Date and shall continue in full force and effect for a period of one year from the Closing Date; provided, however, that the Optionors shall not be responsible for the breach of any representation, warranty or covenant of the Optionors contained herein caused by any act or omission of the Optionee prior to the Effective Date hereof of which the Optionors were unaware or as a result of any action taken by the Optionee after the Effective Date.  In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Optionee, then the Optionors will pay the amount of such loss or damage to the Optionee within 30 calendar days of receiving notice of judgment therefor; provided, however, that the Optionee will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE OPTIONEE

4.1                      Warranties, representations and covenants by the Optionee.   In order to induce the Optionors to enter into and consummate this Agreement, the Optionee hereby warrants to, represents to and covenants with each of the Optionors, with the intent that the Optionors will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Optionee, after having made due inquiry:

(a)
the Optionee is a corporation duly incorporated under the laws of the State of Nevada, U.S.A., is validly existing and is in good standing with respect to all statutory filings required by the Nevada Revised Statutes;

(b)
the Optionee is qualified to do business in those jurisdictions where it is necessary to fulfill the Optionee’s obligations under this Agreement, and the Optionee has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)	the execution and delivery of this Agreement and the agreements contemplated hereby has been duly authorized by all necessary corporate action on the Optionee’s part;

(d)
prior to the Subject Removal Date the Optionee will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionee who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Optionee may be subject;

(e)
except for Regulatory Approval of this Agreement by the appropriate Regulatory Authorities, there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(f)
this Agreement constitutes a legal, valid and binding obligation of the Optionee enforceable against the Optionee in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(g)
no proceedings are pending for, and the Optionee is unaware of, any basis for the institution of any proceedings leading to the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

(h)
there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Optionee, after making due inquiry, threatened against or affecting the Optionee at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(i)	the Optionee is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Optionee is subject or which apply to the Optionee;

(j)
the Optionee will save the Optionors harmless in respect of all claims, liabilities and expenses arising out of the Optionee’s activities on any of the mineral property interests comprising the Assets;

(k)	the Optionee will do all work on the Assets in a good and minerlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(l)
the Optionee is not in breach of any provision or condition of, nor has the Optionee done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which the Optionee is a party, by which the Optionee is bound or from which the Optionee derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which the Optionee is subject, or any statute or regulation applicable to the Optionee, to an extent that, in the aggregate, has a material adverse affect on the Optionee;

(m)	the Optionee will give to the Optionors, within at least five calendar days prior to the Closing Date (as hereinafter defined), by written notice, particulars of:

(i)
each occurrence within the Optionee’s knowledge after the Effective Date of this Agreement that, if it had occurred before the Effective Date, would have been contrary to any of the Optionee’s representations or warranties contained herein; and

(ii)	each occurrence or omission within the Optionee’s knowledge after the Effective Date that constitutes a breach of any of the Optionee’s covenants contained in this Agreement;

(n)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)	conflict with or result in a breach of or violate any of the terms, conditions or provisions of the incorporation documents of the Optionee;

(ii)
conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Optionee is subject, or constitute or result in a default under any agreement, contract or commitment to which the Optionee is a party;

(iii)	give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Optionee is a party;

(iv)
give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Optionee which is necessary or desirable in connection with the conduct and operations of the Optionee’s business and the ownership or leasing of the Optionee’s business assets; or

(v)
constitute a default by the Optionee or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Optionee which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(o)
neither this Agreement nor any other document, certificate or statement furnished to the Optionors by or on behalf of the Optionee in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and

(p)
the Optionee is not aware of any fact or circumstance which has not been disclosed to the Optionors which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Optionors to enter into this Agreement.

4.2                      Continuity of the representations, warranties and covenants by the Optionee.   The representations, warranties and covenants of the Optionee contained in this Article “4”, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time.  Notwithstanding any investigations or inquiries made by the Optionors or by the Optionors’ professional advisors prior to the Closing Date, or the waiver of any condition by the Optionors, the representations, warranties and covenants of the Optionee contained in this Article “4” shall survive the Closing Date and shall continue in full force and effect for a period of one year from the Closing Date; provided, however, that the Optionee shall not be responsible for the breach of any representation, warranty or covenant of the Optionee contained herein caused by any act or omission of the Optionors prior to the Effective Date hereof of which the Optionee was unaware or as a result of any action taken by the Optionors after the Effective Date.  In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Optionors, then the Optionee will pay the amount of such loss or damage to the Optionors within 30 calendar days of receiving notice of judgment therefor; provided, however, that the Optionors will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.

Article 5
CONDITIONS PRECEDENT TO CLOSING

5.1                      Parties’ conditions precedent prior to the Closing Date.  All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Effective Date, however, unless specifically indicated as otherwise, not later than 120 calendar days after the Effective Date and not later than 10 calendar days prior to the Closing Date (such date being the “Subject Removal Date” herein):

(a)
receipt of all necessary approvals, including Regulatory Approval, from all Regulatory Authorities having jurisdiction over the Parties hereto and the transactions contemplated by this Agreement, to the terms and conditions of and the transactions contemplated by this Agreement; and

(b)
if required, shareholders of the Optionee passing an ordinary resolution or, where required, a special resolution, approving the terms and conditions of this Agreement and all of the transactions contemplated hereby or, in the alternative, shareholders of the Optionee holding 100% of the issued shares of the Optionee providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby.

5.2                      Parties’ waiver of conditions precedent.   The conditions precedent set forth in section “5.1” hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each or any of the Parties in writing and in whole or in part at any time, however, not later than the Subject Removal Date.

5.3                      The Optionors’ conditions precedent.   The rights, duties and obligations of the Optionors under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Optionors fulfilled in all material aspects in the reasonable opinion of the Optionors or to be waived by the Optionors as soon as possible after the Effective Date, however, unless specifically indicated as otherwise, not later than 10 calendar days prior to the Subject Removal Date:

(a)	the representations, warranties and covenants of the Optionee contained herein shall be true and correct as of and on the Subject Removal Date;

(b)
the Optionee shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Optionee on or before the Subject Removal Date;

(c)
the Optionee will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionee who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Optionee may be subject;

(d)
all matters which, in the opinion of counsel for the Optionors, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(e)	no material loss or destruction of or damage to the Optionee shall have occurred since the Effective Date;

(f)	no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)
the purchase or transfer of any interest in and to the mineral property interests comprising the Assets as contemplated by this Agreement or the right of the Optionors to dispose of any interest in and to any of the mineral property interests comprising the Assets; or

(ii)	the right of the Optionee to conduct the Optionee’s operations and carry on, in the normal course, the Optionee’s business and operations as the Optionee has carried on in the past;

(g)	the delivery to the Optionors by the Optionee, on a confidential basis, of the following documentation and information:

(i)	a copy of all material contracts, agreements, reports and title information of any nature respecting the Optionee and each of its subsidiaries, if any; and

(ii)	details of any lawsuits, claims or potential claims relating to the Optionee or to any of the Optionee’s subsidiaries, if any, of which the Optionee is aware and the Optionors is unaware;

(h)
the Optionee will, for a period of not less than five calendar days during the period commencing on the Effective Date and continuing until not later than 30 calendar days prior to the Subject Removal Date, during normal business hours:

(i)
make available for inspection by the solicitors, auditors and representatives of the Optionors, at such location as is appropriate, all of the Optionee’s and each of the Optionee’s subsidiaries’, if any, books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Optionors; provided such persons do not unduly interfere in the operations of the Optionee or any of the Optionee’s subsidiaries, if any;

(ii)
authorize and permit such persons at the risk and the sole cost of the Optionors, and only if such persons do not unduly interfere in the operations of the Optionee and each of the Optionee’s subsidiaries, if any, to attend at all of their places of business and operations to observe the conduct of their businesses and operations, inspect their properties and assets and make physical counts of their inventories, shipments and deliveries; and

(iii)
require the Optionee’s and each of the Optionee’s subsidiaries’, if any, management personnel to respond to all reasonable inquiries concerning the Optionee’s and each of the Optionee’s subsidiaries’, if any, business assets or the conduct of their businesses relating to their liabilities and obligations; and

(i)
the completion by the Optionors and by the Optionors’ professional advisors of a thorough due diligence and operations review of the businesses and operations of the Optionee and each of the Optionee’s subsidiaries, if any, to the sole and absolute satisfaction of the Optionors.

5.4                      The Optionors’ waiver of conditions precedent.   The conditions precedent set forth in section “5.3” hereinabove are for the exclusive benefit of the Optionors and may be waived by the Optionors in writing and in whole or in part at any time after the Effective Date, however, unless specifically indicated as otherwise, not later than 10 calendar days prior to the Subject Removal Date.

5.5                      The Optionee’s conditions precedent.   The rights, duties and obligations of the Optionee under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Optionee fulfilled in all material aspects in the reasonable opinion of the Optionee or to be waived by the Optionee as soon as possible after the Effective Date, however, unless specifically indicated as otherwise, not later than 10 calendar days prior to the Subject Removal Date:

(a)	the representations, warranties and covenants of the Optionors contained herein shall be true and correct as of and on the Subject Removal Date;

(b)
the Optionors shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Optionors on or before the Subject Removal Date;

(c)
the Optionors will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionors who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Optionors may be subject;

(d)
all matters which, in the opinion of counsel for the Optionee, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(e)	no material loss or destruction of or damage to any of the mineral property interests comprising the Assets shall have occurred since the Effective Date;

(f)	no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)
the sale or transfer of any interest in and to the mineral property interests comprising the Assets as contemplated by this Agreement or the right of the Optionee to acquire any interest in and to any of the mineral property interests comprising the Assets; or

(ii)	the right of the Optionee to conduct the Optionee’s operations and carry on, in the normal course, the Optionee’s business and operations as the Optionee has carried on in the past;

(g)	the delivery to the Optionee by the Optionors, on a confidential basis, of all Assets Documentation and including, without limitation,:

(i)	a copy of all material contracts, agreements, reports and title information of any nature respecting any of the mineral interests comprising the Assets; and

(ii)	details of any lawsuits, claims or potential claims relating to any of the mineral interests comprising the Assets of which the Optionors are aware and the Optionee is unaware;

(h)
the delivery by the Optionors to the Optionee of an opinion of counsel for the Optionors, in a form satisfactory to the Optionee’s counsel, acting reasonably, dated as at the date of delivery, to the effect that, subject to the Lithium Materials Agreement,:

(i)	the Optionors are the legal and beneficial owner of all of the mineral property interests comprising the Assets prior to the completion of the transactions contemplated by this Agreement;

(ii)
the Optionor holds the right to explore and develop each of the mineral property interests comprising the Assets and all Assets Rights held by the Optionors in and to the mineral property interests comprising the Assets;

(iii)	the Optionors hold all of the mineral property interests comprising the Assets free and clear of all liens, charges and claims of others;

(iv)	the mineral property interests comprising the Assets have been duly and validly located and recorded in a good and minerlike manner pursuant to all applicable laws and are in good standing;

(v)
based on actual knowledge and belief, such counsel knows of no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Assets or which may impede their development, and, based on actual knowledge and belief, such counsel is not aware of any basis for any potential claim or challenge, and, based on actual knowledge and belief, such counsel knows of no outstanding agreements or options to acquire or purchase any portion of any of the mineral property interests comprising the Assets, and no person has any royalty, net profits or other interest whatsoever in any production from any of the mineral property interests comprising the Assets;

(vi)
based on actual knowledge and belief, such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against any of the Optionors which might materially affect any of the mineral property interests comprising the Assets or which could result in any material liability to either of the Optionors or to any of the mineral property interests comprising the Assets; and

(vii)
as to all other legal matters of a like nature pertaining to the Optionors and the mineral property interests comprising the Assets and to the transactions contemplated hereby as the Optionee or the Optionee’s counsel may reasonably require; and

(i)
the completion by the Optionee and by the Optionee’s professional advisors of a thorough due diligence and operations review of the mineral property interests comprising the Assets, of the business and operations of the Optionors and of the transferability of the mineral property interests comprising the Assets as contemplated by this Agreement, to the sole and absolute satisfaction of the Optionee.

5.6                      Optionee’s waiver of conditions precedent.   The conditions precedent set forth in section “5.5” hereinabove are for the exclusive benefit of the Optionee and may be waived by the Optionee in writing and in whole or in part at any after the Effective Date, however, unless specifically indicated as otherwise, not later than 10 calendar days prior to the Subject Removal Date.

Article 6
CLOSING AND EVENTS OF CLOSING

6.1                      Closing and Closing Date.   Subject to the prior and due and complete exercise of by the Optionee of the Option in accordance with Article “2” hereinabove, the closing (the “Closing”) of the within purchase and delivery of an undivided 100% interest in and to the mineral property interests comprising the Assets, as contemplated in the manner as set forth in Article “2” hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on the day which is five business days following the due and complete exercise of the Option by the Optionee in accordance with Article “2” hereinabove (the “Closing Date”), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of Lang Michener LLP, Lawyers – Patent & Trade Mark Agents, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, counsel for the Optionee herein, at 2:00 p.m. (Vancouver time) on the Closing Date.

6.2                      Latest Closing Date.   If the Closing Date in respect of the due and complete exercise of the Option by the Optionee has not occurred within 120 calendar days from the Effective Date then this Agreement will be terminated and unenforceable unless the Parties hereto agree in writing to grant an extension of such Closing Date.

6.3                      Documents to be delivered by the Optionors prior to the Closing Date.   Subject to the prior and due and complete exercise of by the Optionee of the Option in accordance with Article “2” hereinabove, and not later than five calendar days prior to the Closing Date and in addition to the documentation which is required by the agreements and conditions precedent which are set forth in Articles “2” and “5” hereinabove, the Optionors shall also execute and deliver, or cause to be delivered, to the Escrow Agent all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Optionee, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer of an undivided 100% legal, beneficial and registerable interest in and to each of the mineral property interests comprising the Assets to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee prior to the Closing Date) free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)
all documentation as may be necessary and as may be required by the counsel for the Optionee, acting reasonably, to ensure that an undivided 100% legal, beneficial and registerable interest in and to each of the mineral property interests comprising the Assets have been duly transferred, assigned and are registerable in the name of and for the benefit of the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee) under all applicable laws;

(b)
all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, including all necessary consents and approvals, and any other documents necessary or reasonably required to effectively transfer, subject to the Lithium Materials Agreement, an undivided 100% legal, beneficial and registerable interest in and to each of the mineral property interests comprising the Assets to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee) with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

(c)
all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over any of the Optionors or any of the mineral property interests comprising the Assets;

(d)
a certificate of each of the Optionors, dated as at the Closing Date, acceptable in form to counsel for the Optionee, acting reasonably, certifying that the representations, warranties, covenants and agreements of each of the Optionors contained in this Agreement are true and correct in all respects as of the Closing Date as if made by the Optionors on the Closing Date;

(e)
an opinion of counsel for the Optionors, dated as at the Closing Date and addressed to the Optionee and the Optionee’s counsel, in form and substance satisfactory to the Optionee’s counsel, acting reasonably, to the effect that, subject to the Lithium Materials Agreement,:

(i)	the Optionors are the legal and beneficial owner of all of the mineral property interests comprising the Assets prior to the completion of the transactions contemplated by this Agreement;

(ii)
the Optionors hold the right to explore and develop each of the mineral property interests comprising the Assets and all Assets Rights held by the Optionors in and to the mineral property interests comprising the Assets;

(iii)	the Optionors hold all of the mineral property interests comprising the Assets free and clear of all liens, charges and claims of others;

(iv)	the mineral property interests comprising the Assets have been duly and validly located and recorded in a good and minerlike manner pursuant to all applicable laws and are in good standing;

(v)
all necessary steps have been taken by the Optionors to permit the transfer of an undivided 100% legal, beneficial and registerable interest in and to each of the mineral property interests comprising the Assets to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee) with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

(vi)
based on actual knowledge and belief, such counsel knows of no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Assets or which may impede their development, and, based on actual knowledge and belief, such counsel is not aware of any basis for any potential claim or challenge, and, based on actual knowledge and belief, such counsel knows of no outstanding agreements or options to acquire or purchase any portion of any of the mineral property interests comprising the Assets, and no person has any royalty, net profits or other interest whatsoever in any production from any of the mineral property interests comprising the Assets;

(vii)
based on actual knowledge and belief, such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against any of the Optionors which might materially affect any of the mineral property interests comprising the Assets or which could result in any material liability to either of the Optionors or to any of the mineral property interests comprising the Assets; and

(viii)
as to all other legal matters of a like nature pertaining to the Optionors and the mineral property interests comprising the Assets and to the transactions contemplated hereby as the Optionee or the Optionee’s counsel may reasonably require; and

(f)	any remaining Assets Documentation;

(g)	An assignment of the rights of Optionors under the Lithium Materials Agreement; and

(h)	all such other documents and instruments as the Optionee and the Optionee’s counsel may reasonably require.

6.4                      Documents to be delivered by the Optionee prior to the Closing Date.   Subject to the prior and due and complete exercise of by the Optionee of the Option in accordance with Article “2” hereinabove, and not later than five calendar days prior to the Closing Date and in addition to the documentation which is required by the agreements and conditions precedent which are set forth in Articles “2” and “5” hereinabove, the Optionee shall also execute and deliver, or cause to be delivered, to the Escrow Agent all such other documents, resolutions and instruments as are necessary, in the opinion of counsel for the Optionors, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, each of the Share issuance as contemplated in Section 2.2 hereof, Consulting Arrangements and maintenance payments hereunder, and effectively accepting the transfer to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee prior to the Closing Date) of an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)	a Closing agenda;

(b)
if required, a certified copy of an ordinary resolution or, where required, a special resolution, of the shareholders of the Optionee approving the terms and conditions of this Agreement and all of the transactions contemplated hereby or, in the alternative, shareholders of the Optionee holding 100% of the issued shares of the Optionee providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby;

(c)	a certified copy of the resolutions of the directors of the Optionee providing for the approval of the terms and conditions of this Agreement and all of the transactions contemplated hereby;

(d)
all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over the Optionee;

(e)
a certificate of an officer of the Optionee, dated as at the Closing Date, acceptable in form to counsel for the Optionors, acting reasonably, certifying that the representations, warranties, covenants and agreements of the Optionee contained in this Agreement are true and correct in all respects as of the Closing Date as if made by the Optionee on the Closing Date;

(f)
written evidence and confirmation, to the sole and absolute satisfaction of the Optionors, acting reasonably, of the prior due and complete exercise of the Option by the Optionee and in particular including, without limitation, the completion of the Share issuance contemplated in section 2.2 hereof and any required Consulting Arrangements together with the payment of all Assets maintenance payments prior to Closing;

(g)	the Net Smelter Returns royalties granted to Gareste set forth under Clause 2.2 (d) above; and

(h)	all such other documents and instruments as the Optionors and the Optionors’ counsel may reasonably require.

Article 7
APPOINTMENT OF ESCROW AGENT AND TRANSFER DOCUMENTS

7.1                      Appointment of Escrow Agent.   The Parties hereto hereby acknowledge and appoint the Escrow Agent as escrow agent herein.

7.2                      Escrow of Transfer Documents.   Subject to and in accordance with the terms and conditions hereof and the requirements of Articles “2”, “5” and “6” hereinabove, and without in any manner limiting the obligations of each of the Parties hereto as contained therein and hereinabove, it is hereby acknowledged and confirmed by the Parties hereto that each of the Parties will execute, deliver, or cause to be delivered, all such documentation as may be required by the requirements of Articles “2”, “5” and “6” hereinabove (herein, collectively, the “Transfer Documents”) and deposit the same with the Escrow Agent, or with such other mutually agreeable escrow agent, together with a copy of this Agreement, there to be held in escrow for release by the Escrow Agent to the Parties in accordance with the strict terms and provisions of Articles “2” and “6” hereinabove.

7.3                      Resignation of Escrow Agent.   The Escrow Agent may resign from its duties and responsibilities if it gives each of the Parties hereto three calendar days’ written notice in advance.   Upon receipt of notice of the Escrow Agent’s intention to resign the Parties shall, within three calendar days, select a replacement escrow agent and jointly advise the Escrow Agent in writing to deliver the Transfer Documents to the replacement escrow agent.   If the Parties fail to agree on a replacement escrow agent within three calendar days of such notice, the replacement escrow agent shall be selected by a Judge of the Supreme Court of the Province of British Columbia upon application by any Party hereto.   The Escrow Agent shall continue to be bound by this Agreement until the replacement escrow agent has been selected and the Escrow Agent receives and complies with the joint instructions of the Parties to deliver the Transfer Documents to the replacement escrow agent.   The Parties agree to enter into an escrow agreement substantially in the same form of this Agreement with the replacement escrow agent.

7.4                      Instructions to Escrow Agent.   Instructions given to the Escrow Agent pursuant to this Agreement shall be given by duly authorized signatories of the respective Parties hereto.

7.5                      No other duties or obligations.   The Escrow Agent shall have no duties or obligations other than those specifically set forth in this Article.

7.6                      No obligation to take legal action.   The Escrow Agent shall not be obligated to take any legal action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with a reasonable indemnity by all of the Parties hereto together with such other third parties as the Escrow Agent may require in its sole and absolute discretion.

7.7                      Not bound to any other agreements.   The Escrow Agent is not bound in any way by any other contract or agreement between the Parties hereto whether or not it has knowledge thereof or of its terms and conditions and its only duty, liability and responsibility shall be to hold and deal with the Transfer Documents as herein directed.

7.8                      Notice.   The Escrow Agent shall be entitled to assume that any notice and evidence received by it pursuant to these instructions from anyone has been duly executed by the Party by whom it purports to have been signed and that the text of any notice and evidence is accurate and the truth.  The Escrow Agent shall not be obliged to inquire into the sufficiency or authority of the text or any signatures appearing on such notice or evidence.

7.9                      Indemnity.   The Parties hereto, jointly and severally, covenant and agree to indemnify the Escrow Agent and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the administration of its duties hereunder and including, without limitation, the costs and expenses of defending itself against any claim or liability arising therefrom.

7.10                      Not required to take any action.   In the event of any disagreement between any of the Parties hereto to these instructions or between them or either or any of them and any other person resulting in adverse claims or demands being made in connection with the Transfer Documents, or in the event that the Escrow Agent should take action hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists and, in any such event, it shall not be or become liable in any way or to any person for its failure or refusal to act and it shall be entitled to continue so to refrain from acting until:

(a)	the rights of all Parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

(b)	all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons and it shall have been notified thereof in writing signed by all such persons.

Article 8
POWER TO CHARGE AND ASSIGNMENT AND RIGHT OF FIRST REFUSAL

8.1                      Power to charge.   At any time prior to the exercise of the Option by the Optionee the Optionee may grant mortgages, charges or liens (each of which is herein called a “mortgage”) of and upon the interest of the Optionee in and to any of the mineral property interests comprising the Assets, upon any mill or other fixed property located thereon and on any or all of the tangible personal property located on or used in connection with any of the mineral property interests comprising the Assets, to secure only the financing of development of any of the mineral property interests comprising the Assets; provided that, unless otherwise agreed to by the Optionors, it shall be a term of each mortgage that the mortgagee or any person acquiring title to any mineral property interest comprising the Assets, or to any mill or other fixed property or tangible personal property located on or used in connection with any mineral property interest comprising the Assets upon enforcement of the mortgage, shall hold the same subject to the rights of the Optionors hereunder as if the mortgagee or any such person had executed this Agreement as party of the first part.

8.2                      Assignment.   Save and except as otherwise provided for hereinabove and in this Article, no Party may sell, assign, pledge, mortgage or otherwise encumber all or any part of its interest herein or to any of the mineral property interests comprising the Assets without the prior written consent of the other Party hereto; provided, however, that any Party hereto may at anytime, and at its sole and absolute discretion and without the prior approval of the other Party, assign and transfer its interest herein or to any of the mineral property interests comprising the Assets to any wholly-owned subsidiary subject, at all times, to the requirement that any such subsidiary remain wholly owned by the Party hereto failing which any such interest must be immediately transferred back to such Party hereto; and, provided further, that any transfer of all or any part of a Party’s interest herein or to any of the mineral property interests comprising the Assets to its wholly owned subsidiary shall be accompanied by the written agreement of any such subsidiary to assume the obligations of such Party hereunder and to be bound by the terms and conditions hereof.

8.3                      Right of first refusal.   At any time both prior to and after the exercise of the Option by the Optionee in accordance with the terms of this Agreement each of the Optionors and the Optionee (hereinafter each called the “Disposing Party”) hereby grants to the other Party a right of first refusal to acquire all or any portion of any interest herein or to any of the mineral property interests comprising the Assets which the Disposing Party desires to dispose of (hereinafter called, collectively, the “Holding”).   If a Disposing Party receives a bona fide offer to purchase from, or where a sale is solicited by the Disposing Party, then upon settling the proposed terms thereof with a third party for the purchase or sale of the Holding, the Disposing Party shall forthwith offer to sell the Holding to the other Party.  The offer to sell to the non-Disposing Party (or Parties as the case may be) shall be on the same terms and conditions and of equivalent dollar value as those contained in the offer to the third party; provided, however, that should the Parties fail to agree upon a determination of the equivalent dollar value for any such offer, such equivalent dollar value shall be determined finally by arbitration under the provisions of Article “14” hereinbelow.   The other Party shall be entitled to elect, by notice to the Disposing Party within 30 calendar days from the date of receipt of the offer to sell, to acquire the Holding, on the same terms and conditions as those set forth in the offer to the third party.  If the other Party does not exercise its right to acquire the Holding as aforesaid, the Disposing Party may, for a period of 60 calendar days following the last date upon which the other Party could have made the election hereinabove, dispose of the Holding, but only on the same terms and conditions as set forth in that offer.   Any transfer of all or any part of a Disposing Party’s interest herein or to any of the mineral property interests comprising the Assets shall be accompanied by the written agreement of any such transferee to assume the obligations of such Disposing Party hereunder and to be bound by the terms and conditions hereof.

Article 9
REGISTRATION, PARTITION AND TENANCY

9.1                      Registration.   Upon the request of the Optionee the Optionors shall assist the Optionee to record this Agreement with the appropriate mining recorders and, when required, the Optionors shall further provide the Optionee with such recordable documents as the Optionee and its counsel shall require to record its due interest in respect of the mineral property interests comprising the Assets.

9.2                      Partition.   No Party owning a partitionable interest in any to any of the mineral property interests comprising the Assets shall, during the term of this Agreement, exercise any right to apply for any partition of any portion of the mineral property interests comprising the Assets or for the sale thereof in lieu of partition.

9.3                      Tenancy.   Any interests of the Optionee and Optionors in and to any of the mineral property interests comprising the Assets shall be held as tenants in common and not as joint tenants.

Article 10
DUE DILIGENCE INVESTIGATION

10.1                      Due Diligence.   Each of the Parties hereto shall forthwith conduct such further due diligence examination of the other Parties hereto as it deems appropriate.

10.2                      Confidentiality.   Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Parties hereto, at all times subject to the confidentiality provisions of Articles “12” and “13” hereinbelow, as each Party deems necessary.  In that regard the Parties agree that each shall have full and complete access to, if and where applicable, the other Parties’ respective books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors’ meetings and its committees, investment agreements, material contracts and as well as such other documents and materials as the Parties hereto, or their respective solicitors, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party and its respective operations and financial condition prior to the Closing.

Article 11
NON-DISCLOSURE

11.1                      Non-disclosure.   Subject to the provisions of section “11.3” hereinbelow, the Parties hereto, for themselves and, if and where applicable, their officers, directors, shareholders, consultants, employees and agents, agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties’ express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a court or on a “need to know” basis to each of the Parties’ respective professional advisors.

11.2                      Documentation.   Any document or written material generated by either Party hereto in the course of, or in connection with, the due diligence investigations conducted pursuant to this Agreement shall be marked “Confidential” and shall be treated by each Party as a trade secret of the other Parties.  Upon termination of this Agreement prior to Closing all copies of any and all documents obtained by any Party from any other Party herein, whether or not marked “Confidential”, shall be returned to the other Parties forthwith.

11.3                      Public announcements.   Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.

Article 12
PROPRIETARY INFORMATION

12.1                      Confidential Information.   Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the “Confidential Information”).  No such Confidential Information shall be published by any Party without the prior written consent of the other Parties hereto; however, such consent in respect of the reporting of factual data shall not be unreasonably withheld and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws.   Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties hereto and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.

12.2                    Impact of breach of confidentiality.   The Parties hereto acknowledge and agree that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable.  For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award.  Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach.  The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a court of competent jurisdiction as being unreasonable, the Parties agree that said court shall have authority to limit such restrictions, activities or periods as the court deems proper in the circumstances.   In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.

Article 13
FORCE MAJEURE

13.1                      Events.   If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

13.2                      Notice.   A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under section “13.1” hereinabove and, upon cessation of such event, shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 14
ARBITRATION

14.1                      Matters for Arbitration.   The Parties hereto agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

14.2                      Notice.   It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10-calendar days’ prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute.  On the expiration of such 10 calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section “14.3” hereinbelow.

14.3                      Appointments.   The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within 10 calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for.  If the other Party shall fail to appoint an arbitrator within 10 calendar days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed under the provisions of the Arbitration Act.  Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act.  The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, Canada, for the purpose of hearing the evidence and representations of the Parties, and such arbitrator shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section.  After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties.  The expense of the arbitration shall be paid as specified in the award.

14.4                      Award.   The Parties hereto agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 15
DEFAULT AND TERMINATION

15.1                      Default.   The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the “Defaulting Party”), the non-defaulting Party (herein called the “Non-Defaulting Party”) shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)	cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)	give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

15.2                      Arbitration.   If arbitration is sought a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article “14” hereinabove.

15.3                      Curing the Default.   If:

(a)	the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

(b)	arbitration is not so sought; or

(c)	the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

15.4                      Termination.   In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be immediately terminated in the event that:

(a)	the Option is terminated in accordance with Article “2” hereinabove;

(b)
either of the Parties hereto has either not satisfied or waived each of their respective conditions precedent prior to the Subject Removal Date in accordance with the provisions of Article “5” hereinabove;

(c)
either of the Parties hereto has failed to deliver, or caused to be delivered, any of their respective materials required to be delivered in accordance with Articles “5” and “6” hereinabove prior to each of the Subject Removal Date and the Closing Date in accordance with the provisions of Articles “5” and “6” hereinabove;

(d)	either of the Parties hereto has not provided a satisfactory report on its respective due diligence as contemplated in accordance with Articles “5” and “6” hereinabove;

(e)	the Closing Date in respect of the due and complete exercise of the Option by the Optionee has not occurred within 90 calendar days from the Effective Date; or

(f)	by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Articles “2”, “11” and “12” hereinabove.

Article 16
INDEMNIFICATION AND LEGAL PROCEEDINGS

16.1                      Indemnification.   Each Party hereto agrees to indemnify and save the other Parties, their respective affiliates and their respective directors, officers, employees and agents (collectively, the “Indemnified Parties” and, individually, as an “Indemnified Party”) harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.  This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.  The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.  In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any Party hereto, the Indemnified Party will give the affected Party prompt written notice of any such action of which the Indemnified Party has knowledge and the affected Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses.  Failure by the Indemnified Party to so notify shall not relieve the affected Party of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the affected Party of any substantive rights or defenses.  No admission of liability and no settlement of any action shall be made without the affected Party’s consent and the consent of the Indemnified Parties affected, such consent not to be unreasonable withheld.  Notwithstanding that the affected Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)           employment of such counsel has been authorized by the affected Party;

(b)	the affected Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)
the named parties to any such action include that the affected Party and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between the affected Party and the Indemnified Party; or

(d)	there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the affected Party.

If for any reason other than the gross negligence or bad faith of the Indemnified Parties (or any of them) being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Parties (or any of them) or insufficient to hold them harmless, the affected Party shall contribute to the amount paid or payable by the Indemnified Parties as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the affected Party on the one hand and the Indemnified Parties on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant.  Notwithstanding the foregoing, the affected Party shall in any event contribute to the amount paid or payable by the Indemnified Parties as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Parties or any of them), any excess of such amount over the amount of the fees actually received by the Indemnified Parties hereunder.

16.2                      Legal proceedings.   The Parties hereto agrees that if:

(a)	any legal proceedings shall be brought against either of them by any governmental commission or regulatory authority or any stock exchange; or

(b)	an entity having regulatory authority, either domestic or foreign, shall investigate either of them;

and personnel of either Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding the terms and conditions of this Agreement, such Party shall have the right to employ its own counsel in connection therewith and the affected Party will pay to such Party a per diem amount for their services based on its normal hourly or daily rate together with such disbursements and reasonable out-of-pocket expenses as may be incurred in connection therewith, including fees and disbursements of counsel incurred in connection with such testimony or participation.

Article 17
NOTICE

17.1                      Notice.   Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

17.2                      Change of Address.   Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 18
GENERAL PROVISIONS

18.1                      Entire agreement.   This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement.

18.2                      Enurement.   This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

18.3                      Time of the essence.   Time will be of the essence of this Agreement.

18.4                      Representation and costs.   It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers – Patent & Trade Mark Agents, act solely for the Optionee, and, correspondingly, that each of the Optionors has been required by each of Lang Michener LLP and the Optionee to obtain independent legal advice with respect to its review and execution of this Agreement.   In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Optionee and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Optionee for certain of such persons to act in a similar capacity while acting for the Optionee as counsel.  Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation.  Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Optionee.

18.5                      Applicable law.   The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada.

18.6                      Further assurances.   The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

18.7                      Currency.   Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

18.8                      Severability and construction.   Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

18.9                      Captions.   The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

18.10                      Counterparts.   This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Effective Date as set forth on the front page of this Agreement.

18.11                      No partnership or agency.   The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever.  No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

18.12                      Consents and waivers.   No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)	be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)	be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)	constitute a general waiver under this Agreement; or

(d)	eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

IN WITNESS WHEREOF each of the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as of the Effective Date as set forth in the front page of this Agreement.

SIGNED, SEALED and DELIVERED by       )
GARESTE LIMITADA,                              )
an Optionor herein, in the presence of:              )

Witness Signature                                             )
)                            GARESTE LIMITADA
Witness Address                                              )

Witness Name and Occupation                        )

SIGNED, SEALED and DELIVERED by        )
TWAINE ASSETS SA,                                  )
a Optionor herein, in the presence of:                 )
)

Witness Signature                                             )
)                       TWAINE ASSETS SA
)
Witness Address                                              )
)
)
Witness Name and Occupation                         )

SIGNED, SEALED and DELIVERED by         )
AGOSTO CORPORATION LIMITED,      )
a Optionor herein, in the presence of:                 )
)

Witness Signature                                             )
)                          AGOSTO CORPORATION LIMITED
)
Witness Address                                              )

Witness Name and Occupation                        )

SIGNED, SEALED and DELIVERED by        )
YU CUI,                                                          )
a Optionor herein, in the presence of:                 )
Witness Signature                                             )
)                           YU CUI
)
Witness Address                                              )
)
)
Witness Name and Occupation                         )

SIGNED, SEALED and DELIVERED by        )
ZHAO HENG,                                                )
a Optionor herein, in the presence of:                 )
Witness Signature
)                             ZHAO HENG
)
Witness Address

Witness Name and Occupation

SIGNED, SEALED and DELIVERED by
YE BIN,
a Optionor herein, in the presence of:
Witness Signature
)                             YE BIN
)
Witness Address
)
)
Witness Name and Occupation

SIGNED, SEALED and DELIVERED by        )
SUN SUZHUAN,                                           )
a Optionor herein, in the presence of:                )
)
)
)
Witness Signature                                             )
)                             SUN SUZHUAN
)
Witness Address                                              )
)
)
Witness Name and Occupation

SIGNED, SEALED and DELIVERED by
CHEN ZOU,
a Optionor herein, in the presence of:
)
)
)
Witness Signature
)                             CHEN ZOU
)
Witness Address                                              )
)
)
Witness Name and Occupation                         )

The CORPORATE SEAL of                            )
ZORO MINING CORP.,                              )
the Optionee herein, was hereunto affixed          )
in the presence of:                                             )                                           (C/S)
)
)
)
Authorized Signatory                                        )

Schedule A

This is Schedule “A” to that certain Mineral Assets Option Agreement among each of the Optionors (Gareste, Twaine, Agosto, Cui, Heng, Bin, Suzhuan, and Chen) and the Optionee (Zoro Mining Corp.) dated for reference effective on September 23, 2009.

Description of the mineral interests comprising the Assets

Refer to the materials attached hereto.

__________

(a)	the Piedra Parada Salar Prospect located in Chile Region III and comprising approximately 2,900 hectares;

--  Mineral Assets Option Agreement  --
--  Zoro Mining Corp.  --
3228792.1

NOMBRE	NOMBRE	LUGAR	ESTADO	NORTE	ESTE	FECHA	FOJAS	NUMERO	NOTARIA	HECTAREAS	OBSERVACIONES
NOMBRE	LUGAR	ESTADO	NORTE	ESTE	FECHA	FOJAS	NUMERO	NOTARIA	HECTAREAS	OBSERVACIONES
HUMEDAL 7	PIEDRA PARADA	CONSERV.MINAS	7084500	525000	4/4/2009	1210 VTA.	1024	D.ALMAGRO	300	PARA INSCRIBIR 15/07/2009
HUMEDAL 8	PIEDRA PARADA	CONSERV.MINAS	7084500	526000	4/4/2009	1211 VTA.	1025	D.ALMAGRO	300	PARA INSCRIBIR 15/07/2009
HUMEDAL 9	PIEDRA PARADA	CONSERV.MINAS	7084500	527000	4/4/2009	1212 VTA.	1026	D.ALMAGRO	300	PARA INSCRIBIR 15/07/2009
HUMEDAL 10	PIEDRA PARADA	CONSERV.MINAS	7084500	528000	4/4/2009	1213 VTA.	1027	D.ALMAGRO	300	PARA INSCRIBIR 15/07/2009
HUMEDAL 11	PIEDRA PARADA	CONSERV.MINAS	7084500	529500	4/7/2009	1214 VTA.	1028	D.ALMAGRO	300	PARA INSCRIBIR 20/07/2009	200 HAS.LB.
HUMEDAL 12	PIEDRA PARADA	CONSERV.MINAS	7081000	531500	07-04-2009	1215 VTA.	1029	D.ALMAGRO	200	PARA INSCRIBIR 20/07/2009	100 HAS.LB.
HUMEDAL 13	PIEDRA PARADA	CONSERV.MINAS	7081000	532500	4/7/2009	1216 VTA.	1030	D.ALMAGRO	200	PARA INSCRIBIR 20/07/2009	100 HAS.LB.
HUMEDAL 14	PIEDRA PARADA	CONSERV.MINAS	7081000	533500	1/28/2009	1217 VTA.	1031	D.ALMAGRO	200	TRAMITE INSC. CON. MINAS	100 HAS.LB.
HUMEDAL 15	PIEDRA PARADA	CONSERV.MINAS	7081500	534500	4/7/2009	1218 VTA.	1032	D.ALMAGRO	300	PARA INSCRIBIR 20/07/2009
HUMEDAL 16	PIEDRA PARADA	CONSERV.MINAS	7082000	535500	4/4/2009	1219 VTA.	1033	D.ALMAGRO	200	PARA INSCRIBIR 20/07/2009
SALAR 1	PIEDRA PARADA	CONSERV.MINAS	7086500	527500	1/8/2008	45 VTA.	36	D.ALMAGRO	300	MANIFESTAR 03-10-2009
SALAR 2	PIEDRA PARADA	CONSERV.MINAS	7087500	527500	1/8/2009	47	37	D.ALMAGRO	300	MANIFESTAR 03-10-2009

									3400		500 HAS.
									500
					TOTAL DE HECTAREAS LIBRES PARA TRASPASAR A ZORO				2900

(b)	the Fritis Prospect located in Chile Region III and comprising approximately 2,300 hectares;

NOMBRE	LUGAR	ESTADO	NORTE	ESTE	FECHA	FOJAS	NUMERO	NOTARIA	HECTAREAS	OBSERVACIONES
FRIJUSTO UNO	SIERRA FRITIS	CON SENTENCIA	6936500	349500	11/26/2008	8668	6801	COPIAPO	300	para inscribir en conservador
FRIJUSTO DOS	SIERRA FRITIS	CON SENTENC IA	6933500	349500	11/26/2008	8669	6802	COPIAPO	300	para inscribir en conservador
FRIJUSTO TRES	SIERRA FRITIS	CON SENTENCIA	6936000	348500	11/26/2008	8670	6803	COPIAPO	200	para inscribir en conservador
FRIJUSTO CUATRO	SIERRA FRITIS	PEDIMENTO	6936500	350500	6/22/2009	4204 vta	3079	COPIAPO	300	Para solicitar Sentencia
FRIJUSTO CINCO	SIERRA FRITIS	PEDIMENTO	6936500	351500	6/22/2009	4205 vta.	3080	COPIAPO	300	Para solicitar Sentencia
FRIJUSTO SEIS	SIERRA FRITIS	PEDIMENTO	6938500	350500	6/22/2009	4206 vta.	3081	COPIAPO	300	Para solicitar Sentencia
FRIJUSTO SIETE	SIERRA FRITIS	PEDIMENTO	6934500	350800	6/22/2009	4207 vta.	3082	COPIAPO	300	Para solicitar Sentencia
FRIJUSTO OCHO	SIERRA FRITIS	PEDIMENTO	6936500	352500	6/22/2009	4208 vta.	3083	COPIAPO	300	Para solicitar Sentencia
									2300

End of Schedule A

End of Mineral Assets Option Agreement